EXHIBIT 1(f)

READY ASSETS PRIME MONEY FUND

Certificate of Name Change Amendment

To Declaration of Trust

The undersigned, constituting a majority of the Trustees of Ready Assets Prime Money Fund (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, hereby certify that the Trustees of the Trust by resolution adopted by all of the members of the Board of Trustees at a meeting duly called and held on July 28, 2015 have duly adopted an amendment to the Trust’s Declaration of Trust, changing the name of the Trust from “Ready Assets Prime Money Fund” to “Ready Assets Government Liquidity Fund”, and all references to the name of the Trust in the Declaration are hereby accordingly amended.

This Certificate of Name Change Amendment shall become effective on January 4, 2016.

IN WITNESS WHEREOF, the undersigned have signed this instrument in duplicate original counterparts and have cause a duplicate original to be lodged among the records of the Trust as of this 17th day of December, 2015.

/s/ David O. Beim David O. Beim	/s/ Joseph P. Platt Joseph P. Platt

/s/ Collette Chilton Collette Chilton	/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.

Frank J. Fabozzi	/s/ Toby Rosenblatt Toby Rosenblatt

Dr. Matina S. Horner	Mark Stalnecker

Rodney D. Johnson	Kenneth L. Urish

/s/ Herbert I. London Herbert I. London	/s/ Frederick W. Winter Frederick W. Winter

Cynthia A. Montgomery	/s/ Barbara G. Novick Barbara G. Novick

/s/ John M. Perlowski John M. Perlowski

The Declaration of Trust establishing READY ASSETS PRIME MONEY FUND, dated the 14th of May, 1987, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of READY ASSETS PRIME MONEY FUND shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the “Trust Property” only shall be liable.